UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012

CENTRAL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 North Central Expressway Suite 1525 Dallas, Texas	75206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 360-7480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 17, 2011, Regional Enterprises, Inc., a wholly-owned subsidiary of the Registrant (“Regional”), entered into a Vehicle Lease Service Agreement with Penske Truck Leasing Co., L. P. (“Penske”) for the outsourcing of 20 new tractors (the “New Tractors”) to be acquired by Penske and leased to Regional, and the outsourcing of the maintenance of the New Tractors to Penske (the “Lease Agreement”). Under the terms of the Lease Agreement, Regional made a $90,000 deposit, the proceeds for which were obtained from the sale of six of Regional’s used tractors, and will pay a monthly lease fee per tractor and monthly maintenance charge (“Maintenance Charge”) which is based on the actual miles driven by each New Tractor during each month. The Maintenance Charge covers all preventive maintenance, including tires, to keep the New Tractors in good repair and operating condition. Any replacement parts and labor for repairs which are not ordinary wear and tear shall be in accordance with Penske fleet pricing, and such costs are subject to upward adjustment for each rise of at least one percent (1%) for the Consumer Price Index for All Urban Consumers for the United States published by the United States Department of Labor. Penske is also obligated to provide road-side service resulting from mechanical or tire failure. Penske will obtain all operating permits and licenses with respect to the use of the New Tractors by Regional.

The term of the Lease Agreement is for 7 years. The New Tractors are to be delivered by Penske on a schedule to be determined by the parties. Under the terms of the Lease Agreement, Regional (i) may acquire any or all of the New Tractors after the first anniversary date of the Lease Agreement based on the non-depreciated value of the tractor and (ii) has the option after the first anniversary date of the Lease Agreement to terminate the lease arrangement with respect to as many as five of the New Tractors leased based on a documented downturn in business. Regional is obligated to maintain liability insurance coverage on all New Trucks naming Penske as a co-insured and indemnify Penske for any loss it or its representatives may incur in excess of the insurance coverage.

The Lease Agreement can be terminated by Penske upon an “event of default” by Regional. An event of default includes (i) failure by Regional to pay timely any lease charges when due or maintain insurance coverage as required by the Lease Agreement, (ii) any representation or warranty of Regional is incorrect in any material respect, (iii) Regional fails to remedy any non-performance under the agreement within five (5) days of written notice from Penske, (iv) Regional or any guarantor of its obligations becomes insolvent, makes a bulk transfer or other transfer of all or substantially all of its assets or makes an assignment for the benefit of creditors or (v) Regional files for bankruptcy protection or any other proceeding providing for the relief of debtors. Penske may institute legal action to enforce the Lease Agreement or, with or without terminating the Lease Agreement, take immediate possession of the New Trucks wherever located or, upon five (5) days written notice to Regional, either require Regional to purchase any or all of the New Tractors or make the “alternative payment” described below. In addition, Regional is obligated to pay all lease charges for all such New Tractors accrued and owing through the date of the notice from Penske as described above. Penske’s ability to require Regional to purchase the New Truck fleet or make the “alternative payment” would place a substantial financial burden on Regional.

The Lease Agreement can also be terminated by either party upon 120 days written notice to the other party as to any New Truck subject to the agreement on any annual anniversary of such tractor’s in-service date. Upon termination of the Lease Agreement by either party, Regional shall, at Penske’s option, either acquire the New Tractor that is the subject of the notice at the non-depreciated value of such tractor, or pay Penske the “alternative payment.” The “alternative payment” is defined in the Lease Agreement as the difference, if any, between the fair market value of the New Tractor and such tractor’s “depreciated Schedule A value” ($738 per month commencing on the in-service date of such tractor). If the Lease Agreement is terminated by Penske and Regional is not then in default under any term of the Lease Agreement, Regional is not obligated to either acquire the New Tractor that is the subject of the termination or pay Penske the “alternative payment” as described above.

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Effective January 18, 2012, Regional entered into a Vehicle Maintenance Agreement (the “Maintenance Agreement”) with Penske for the maintenance of its owned tractor and trailer fleet. The Maintenance Agreement provides for (i) fixed servicing as described in the agreement, which is basically scheduled maintenance, at the fixed monthly rate for tractors and for trailers and (ii) additional requested services, such as tire replacement, mechanical repairs, physical damage repairs, tire replacement, towing and roadside service and the provision of substitute vehicles, at hourly rates and discounts set forth in the agreement. Pricing for the fixed services is subject to an escalator on the same terms as set forth in the Lease Agreement. The term of the agreement is 36 months. Regional is obligated to maintain liability insurance coverage on all vehicles covered by the Maintenance Agreement on the same basis as in the Lease Agreement. Penske has the right to terminate the Maintenance Agreement for any breach by Regional upon 60 days written notice, including failure to pay timely all fees owing Penske, maintenance of Regional’s insurance obligation or any other breach of the terms of the agreement.

It is the intention of Regional to sell its remaining owned tractor fleet upon delivery of the New Tractors, except for several owned tractor units to be used for terminal site logistics. Regional expects to use the proceeds from the sale of the owned tractors to make terminal upgrades to its rail facilities and to cover estimated taxes resulting from gains on the sale of the tractors.

In connection with the execution of the Lease Agreement, RB International Finance (USA) LLC, whom currently has a priority lien on Regional’s owned tractors, consented to Regional’s execution of the Lease Agreement and also approved of the intended sale of the owned fleet and the use of proceeds to be received from the sale of the owned fleet as described above.

As a result of entering into the Lease Agreement and the Vehicle Maintenance Agreement, Regional will no longer provide maintenance for either the New Tractors or its owned tractor and tanker fleet. Regional expects that the annual costs related to the future operation of the transportation fleet, including savings from fuel efficiencies and reduced maintenance costs, will be reduced from historical amounts.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.96 –	Form of Vehicle Lease Service Agreement by and between Penske Truck Leasing Co., L. P. and Regional Enterprises, Inc. dated February 17, 2012.

Exhibit 10.97 –	Vehicle Maintenance Agreement by and between Penske Truck Leasing Co., L. P. and Regional Enterprises, Inc. dated January 18, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Energy Partners LP

By:	Central Energy GP LLC,
its General Partner

By:	/s/ Ian T. Bothwell
Ian T. Bothwell,
Executive Vice President,
Chief Financial Officer and
Principal Accounting Officer

Dated: February 24, 2012

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EXHIBIT INDEX

Exhibit No.	Description

10.96	Form of Vehicle Lease Service Agreement by and between Penske Truck Leasing Co., L P and Regional Enterprises, Inc. dated February 17, 2012

10.97	Vehicle Maintenance Agreement by and between Penske Truck Leasing Co., L.P. and Regional Enterprises, Inc. dated January 18, 2012.

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